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                                                                   EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Regions Financial Corporation for the registration of up to 2,011,200 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2001 (except Note Y as to which the date is March 5, 2001), with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP

Birmingham, Alabama
August 30, 2001